SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2009

UFP Technologies, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12648	04-2314970
(Commission File Number)	(I.R.S. Employer Identification No.)

172 East Main Street, Georgetown, MA	01833-2107
(Address of Principal Executive Offices)	(Zip Code)

(978) 352-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stock Unit Awards

On  February 24, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of UFP Technologies, Inc. (the “Company”) approved, under and pursuant to the Company’s 2003 Incentive Plan, the grant of stock unit awards to the Company’s named executive officers as indicated below.  Subject to the terms of the Company’s 2003 Incentive Plan and the stock unit award agreement evidencing each such award, each stock unit award provides the recipient with the right to receive one share of common stock of the Company.  Recipients of the stock unit awards will have no rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends, until and to the extent any applicable performance objectives have been satisfied, such stock unit awards have vested, and the issuance of the shares of common stock in respect of the stock unit awards has been appropriately evidenced.

Name and Title of Recipient of Stock Unit Awards	Number of Stock Unit Awards Upon attainment of “Threshold” Operating Income “A”	Number of Stock Unit Awards Upon attainment of “Target” Operating Income “B”	Number of Stock Unit Awards Upon attainment of “Exceptional” Operating Income “C”
R. Jeffrey Bailly, Chairman, Chief Executive Officer and President	25,157	25,157	25,157
Ronald J. Lataille, Vice President, Treasurer and Chief Financial Officer	5,896	5,896	5,896
Richard LeSavoy, Vice President of Manufacturing	5,896	5,896	5,896
Mitchell Rock, Vice President of Sales and Marketing	5,896	5,896	5,896
Daniel J. Shaw, Jr., Vice President of Product Development	4,717	4,717	4,717

The stock unit awards listed in columns “A,” “B” and “C” above are subject to (i) time-based and continuous employment vesting requirements and (ii) the Company meeting certain financial performance objectives, described below (the “Performance Objectives”).  The Compensation Committee shall determine whether and to what extent any of the Performance Objectives have been achieved by the Company.  Such determination is currently expected to take place in February or March 2010.  Assuming achievement of any of the Performance Objectives, one-third of the applicable awards shall vest on the first anniversary of such determination by the Compensation Committee (i.e., they are expected to vest in February or March 2011), one-third of the applicable awards shall vest on the second anniversary of such determination (i.e., they are expected to vest in February or March 2012) and one-third of the applicable awards shall vest on the third anniversary of such determination (i.e., they are expected to vest in February or March 2013), provided that the recipient remains continuously employed by the Company through each such vesting date.

The Performance Objectives are based on the Company’s operating income for the Company’s fiscal year ended December 31, 2009, relative to specified operating income target amounts established by the Compensation Committee.  If the Company achieves the “threshold” operating income, then all of the stock unit awards listed in column “A” above will be eligible to become vested, subject to the time-based vesting and continuous employment requirements described above.  If the Company achieves the “target” operating income, then all of the stock unit awards listed in column “B” above (in addition to the stock unit awards listed in column “A” above) will be eligible to become vested, subject to the time-based vesting and continuous employment requirements described above.  To the extent the Company achieves in excess of the “target” operating income, stock unit awards listed in column “C” above (in addition to the stock unit awards listed in columns “A” and “B” above) will be eligible to become vested, subject to the time-based vesting and continuous employment requirements described above, based on a straight-line interpolation of the “target” operating income established by the Compensation Committee in increments of 20% of such stock unit awards, up to the maximum amount listed in column “C” above, which represents “exceptional” operating income, as established by the Compensation Committee.

Any unvested stock unit awards shall terminate upon the cessation of a recipient’s employment with the Company.  In the event of a change in control of the Company (as defined in the stock unit award agreement evidencing the award) at any time following the completion of the Company’s 2009 fiscal year, provided that the recipient has been continuously employed by the Company through the date immediately prior to the effective date of such Change of Control, then subject to achievement of any of the Performance Objectives, the applicable stock unit awards listed in each of columns “A,” “B” and “C” above, to the extent not already vested, shall become fully vested immediately prior to the effective date of such change in control.

The above description of the stock unit awards is qualified in its entirety by reference to the text of the stock unit award agreement evidencing such awards, a copy of the form of which is attached as Exhibit 10.50 and is incorporated herein in its entirety by this reference.

Chief Executive Officer’s Corporate Financial Goal Bonus

Also at its February 24, 2009 meeting, the Compensation Committee approved a cash bonus award to Mr. Bailly.  This award was made under and pursuant to the 2003 Incentive Plan.  The amount of the cash bonus award is based on the Company’s achievement of a specified operating income target for 2009 established by the Compensation Committee.  The target amount of the cash bonus award is $141,750.  The actual amount of the cash bonus award, if any, will be subject to increase or decrease relative to the difference between the 2009 operating income target established by the Compensation Committee and the Company’s actual 2009 operating income, according to a formula established by the Compensation Committee.  The maximum amount that may be awarded is $315,000.  If the Company’s actual 2009 operating income is less than 80% of the 2009 operating income target established by the Compensation Committee, the cash bonus award will be zero.  In connection with this award, the Compensation Committee also approved the grant to Mr. Bailly of the right to elect to take up to 50% of such cash bonus award, if any, in the form of common stock of the Company.

Chief Executive Officer’s Individual Goal Cash Bonus

Also at its February 24, 2009 meeting, the Compensation Committee approved the terms of a discretionary cash bonus plan for Mr. R. Jeffrey Bailly.  Under the cash bonus plan, Mr. Bailly shall be entitled to receive an amount of up to $47,250 in cash, based on his achievement during 2009 of individual performance criteria established by the Compensation Committee.  The Compensation Committee retained sole discretion over all matters relating to the potential cash bonus payment, including, without limitation, the decision to pay any bonus, the amount of the bonus, if any, up to the $47,250 maximum amount, and the ability to make changes to any performance measures or targets.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.50	Form of February 2009 Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2009	UFP TECHNOLOGIES, INC.

	By:	/s/ Ronald J. Lataille
Ronald J. Lataille, Chief Financial
Officer and Vice President

EXHIBIT INDEX

Exhibit Number	Description
10.50	Form of February 2009 Stock Unit Award Agreement